EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
Royal Bancshares of Pennsylvania, Inc.
Narberth, Pennsylvania
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-129894, File No. 333-25855 and File No. 333-135226) of Royal Bancshares of Pennsylvania, Inc. of our reports dated March 17, 2008, relating to the consolidated financial statements, and the effectiveness of Royal Bancshares of Pennsylvania, Inc.’s internal control over financial reporting, which are included in this Annual Report on Form 10-K.
Beard Miller Company LLP
Reading, Pennsylvania
March 17, 2008